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                                                                 EXHIBIT 4.14


THIS WARRANT AND THE SECURITIES PURCHASABLE UPON ITS EXERCISE HAVE BEEN AND WILL BE, AS THE CASE MAY BE, ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH SALE, TRANSFER, OR DISPOSITION.

                                 WARRANT TO PURCHASE
                                   60,000 SHARES OF
                                   COMMON STOCK OF
                                ORYX TECHNOLOGY CORP.

     FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, Continental Capital & Equity Corporation ("Holder") is entitled to purchase from Oryx Technology Corp., a Delaware corporation (the "Company"), at a price per share as set forth in Section 1 hereof (the "Warrant Price"), the number of fully paid and non-assessable shares of Common Stock, as hereinafter defined, of the Company as set forth in Section 2 hereof (the "Shares").

     1. WARRANT PRICE. The Warrant Price for each share of Common Stock purchasable hereunder shall be One Dollar Nine Cents ($1.09) (the "Warrant Price").

     2. NUMBER OF SHARES. The number of Shares issuable upon exercise of this Warrant shall be sixty thousand (60,000).

     3. EXPIRATION OF WARRANT. Subject to earlier termination in accordance with Section 9 below, this Warrant shall expire and shall no longer be exercisable after August 9, 2000.

     4. NO FRACTIONAL SHARES. This Warrant may not be exercised as to fractional shares of Common Stock of the Company.

     5. NO SHAREHOLDER RIGHTS. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company.

     6. REGISTRATION RIGHTS. Holder shall have piggy-back registration rights with respect to the Warrant and Shares in connection with the first S-3 registration statement (or any replacement form) filed by the Company with the Securities and Exchange Commission after the date hereof including any such registration effected on behalf of any stockholders or warrant holders of the Company. The Company shall give prompt written notice to the Holder of any such proposed registration, and Holder shall inform the Company in writing, within five (5) days after receipt of such notice, if Holder desires to register any Shares in the Company's registration statement. If Holder does not so inform the Company, the Company shall be entitled to assume that Holder does not wish to register any Shares in the Company's registration statement and Company shall be under no obligation to do so.


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          The Company shall pay all costs and expenses of any registration effected pursuant to this Section 6, excluding fees and expenses of counsel for Holder and underwriting fees, discounts, commissions or expenses of Holder with respect to the sale of the Shares. The Company shall keep Holder advised in writing as to the initiation and progress of any registration and as to the completion thereof and will use its best efforts to maintain the effectiveness of such registration statement for a period of at least nine (9) months after the effective date of such registration statement. Holder shall provide such information to the Company as the Company reasonably requests in order to facilitate the preparation of any registration statement registering the Shares and the qualification of such Shares under any state blue sky laws.

     7. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the number of shares of Common Stock which are issuable upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to instruct the Company's transfer agent to issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     8.   EXERCISE OF WARRANT.

          (a) This Warrant may be exercised by the Holder, in whole or in part, for not less than twenty thousand (20,000) shares at a time by the surrender of this Warrant at the principal office of the Company, together with the Subscription Form attached hereto duly completed and executed, accompanied by payment in full of the aggregate Warrant Price for the shares of Common Stock being purchased upon such exercise. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company shall instruct its transfer agent to issue and deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise.

          (b) Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any issue or transfer tax or other incidental expense with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant or in such name or names as may be directed by the registered holder of this Warrant; provided, however, that in the event certificates for the Shares are to be issued in a name other than the name of the registered holder of this Warrant, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof, and provided further, that any such transfer shall comply with Section 10 hereof.

     9. AUTOMATIC TERMINATION. In the event of (i) a proposed merger of the Company with another entity in which the Company will not be a surviving entity or (ii) the proposed sale of all the capital stock, or substantially all the assets, of the Company, then the Company shall give the Holder of this Warrant at least thirty (30) days notice of the proposed effective date and terms of



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such offering or agreements, and if the Warrant has not been exercised within ten (10) days before the effective date of such offering or agreements, the Warrant shall be automatically terminated.

     10.  TRANSFER OR ASSIGNMENT OF WARRANT.

          (a) This Warrant, and any rights hereunder, shall not be assigned or transferred, except as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws and (ii) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (such Act and such rules and regulations being hereinafter collectively referred to as the "Act"). Any purported transfer or assignment made other than in accordance with this Section 10 shall be null and void and of no force and effect.

          (b) This Warrant, and any rights hereunder, may be transferred or assigned only with the prior written consent of the Company, which shall be granted only upon receipt by the Company of an opinion of counsel satisfactory to the Company that (i) the transferee is a person to whom this Warrant may be legally transferred without registration under the Act and (ii) such transfer will not violate any applicable law or governmental rule or regulation, including, without limitation, any applicable federal or state securities law. Prior to the transfer or assignment, the assignor or transferor shall reimburse the Company for its expenses, including transfer taxes and attorneys' fees, incurred in connection with the transfer or assignment.

          (c) Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly canceled.

     11.  ADJUSTMENTS TO SHARES.

          (a) If the Company at any time shall by split, reverse split, combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes of securities, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

          (b) If the Company at any time shall combine or subdivide its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

          (c) If the Company at any time shall pay a dividend payable in, or make any other distribution of Common Stock (except any distribution specifically provided for in the foregoing subsection (a)), then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of

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determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     12. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant identical in tenor and date in lieu of this Warrant.

     13. GENERAL. This Warrant shall be governed by and interpreted in accordance with the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but rather only by an instrument in writing signed by the Company and the Holder. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

     14. AMENDMENT AND WAIVER. Any provisions of this Warrant (including, without limitation, termination of exercisability) may be amended or waived, and any and all such amendments or waivers shall be binding upon the Holder, if approved in writing by the Company and the Holder.

     Issued this 10th day of August, 1998.

                               Oryx Technology Corp.


                               By:  /S/MITCHEL UNDERSETH
                               ------------------------------------------
                               Mitchel Underseth, Chief Financial Officer



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                                SUBSCRIPTION FORM


     The undersigned registered owner of the Warrant which accompanies this Subscription Form hereby irrevocably exercises such warrant for, and purchases, ______ shares of Oryx Technology Corp. Common Stock, purchasable upon the exercise of such Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant.

     Dated:
           -------------------


     -----------------------------------
     (Signature of Registered Owner)

     -----------------------------------
     (Name)

     -----------------------------------
     (Street Address)

     -----------------------------------
     (City, State, Zip Code)


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                                  FORM OF ASSIGNMENT

                    (To be signed only upon assignment of Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

                         ------------------------------
                         ------------------------------
                         ------------------------------

            (Name and address of assignee must be printed or typewritten)

___________ shares of Oryx Technology Corp. Common Stock purchasable under the within Warrant, hereby irrevocably constituting and appointing
                                                              -----------------
Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

     Dated:
           -----------------


                                   -------------------------------
                                   (Signature of Registered Owner)



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